Exhibit 99.2

IQSTEL and Cycurion Execute $1 Million Stock Exchange, Announce Dividend Distribution and Strategic AI Cybersecurity Alliance

50% of the received shares to be distributed to respective shareholders creating strategic investor cross-ownership.

NEW YORK, Sept. 03, 2025 (GLOBE NEWSWIRE) — IQSTEL Inc. (NASDAQ: IQST) (“IQSTEL”) and Cycurion Inc. (NASDAQ: CYCU) (“Cycurion”) today announced the execution of their previously announced $1 million stock exchange , finalizing the mutual equity agreement that aligns both companies and strengthens their alliance to build a next-generation AI-driven cybersecurity powerhouse.

Under the terms of the agreement, each company will issue $1 million worth of its common stock to the other. The number of shares will be calculated by dividing USD $1,000,000 by the applicable per-share price of the issuing company’s common stock. The per-share price will be the lower of:

(i)	the Nasdaq Official Closing Price on the trading day immediately preceding the execution of the agreement (September 2, 2025), or

(ii)	the average Nasdaq Official Closing Price over the five consecutive trading days immediately preceding September 2, 2025.

The exact number of IQSTEL and Cycurion shares to be issued will be confirmed in writing by both parties.

Note: Both parties will complete all necessary regulatory approvals for the issuance and distribution of the dividends and will make a proper public announcement once approvals are obtained.

Dividend Distribution – Enhancing Shareholder Value

Consistent with the agreement, each company plans to distribute up to 50% of the shares it receives as a stock dividend to its shareholders .

●	IQSTEL shareholders will receive Cycurion shares as a dividend.
●	Cycurion shareholders will receive IQSTEL shares as a dividend.

This dividend effectively transforms investors of each company into co-owners of both businesses , creating stronger alignment and reinforcing the alliance’s long-term potential. The record date for the dividend will be announced later in a joint communication once the definitive regulatory steps are completed. Importantly, short sellers will not be entitled to the dividend.

Unlocking Shareholder Value

We believe this stock exchange cements the foundation of a mutual equity structure designed to align long-term interests, foster cross-selling opportunities, and maximize value creation. Together, IQSTEL and Cycurion represent a combined shareholder base of over 30,000 shareholders and weekly market liquidity in the millions of U.S. dollars.

“This transaction is transformative for both companies,” said Leandro Iglesias, CEO of IQSTEL . “By delivering immediate value through the planned dividend distribution and aligning our equity structures, we are setting a new standard for collaboration in AI-driven cybersecurity and connectivity.”

L. Kevin Kelly, CEO of Cycurion , added: “Finalizing this stock exchange unlocks the next phase of our collaboration. As equity partners, our strengths in U.S. government markets and global telecom will create powerful synergies for innovation and growth.”

Complementary Strengths – Powerful Synergies

●	IQSTEL brings a global business platform in telecommunications, fintech, AI, and digital services, with established relationships across 600+ telecom operators worldwide .
●	Cycurion contributes deep expertise in AI-driven cybersecurity with a strong foothold in the U.S. and government markets.

Together, the companies will:

●	Develop and launch a state-of-the-art AI-driven cybersecurity solution , combining IQSTEL’s AI proprietary technologies with Cycurion’s cybersecurity expertise.
●	Cross-sell services , giving IQSTEL the ability to bring Cycurion’s cybersecurity products to its telecom clients worldwide, while Cycurion gains access to IQSTEL’s fintech and AI-driven offerings.
●	Accelerate product innovation through integrated R&D efforts , bringing next-gen cybersecurity and AI solutions to market faster.

Looking Ahead

This executed transaction marks only the beginning of IQSTEL and Cycurion’s mutual equity journey. Both companies continue to explore opportunities for deeper collaboration, including joint ventures, expanded AI R&D, and new go-to-market strategies designed to scale revenues and capture additional market share.

About Cycurion Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies, Cloudburst Security, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future.

More info: www.cycurion.com

About IQSTEL Inc.

IQSTEL Inc. (NASDAQ: IQST) is a Global Connectivity, AI, & Digital Corporation providing advanced solutions across Telecom, High-Tech Telecom Services, Fintech, AI-Proprietary Solutions, and Cybersecurity. With operations in 21 countries and a team of 100 employees, IQSTEL serves a broad global customer base with high-value, high-margin services. Backed by a strong and scalable business platform, the company is forecasting $340 million in revenue for FY-2025, reinforcing its trajectory toward becoming a $1 billion tech-driven enterprise by 2027.

Forward-Looking Statements

This press release contains forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s and IQSTEL’s business. Many factors could cause Cycurion’s and IQSTEL’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements described in this press release.

Forward-looking statements include, but are not limited to, statements that express each company’s intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend”, “could” and similar expressions, as they relate to each company or its respective management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about each company’s business based partly on assumptions made by management. Important factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: each company’s ability to successfully market its products and services; Each company’s continued ability to pay operating costs and ability to meet demand for its products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; each company’s ability to successfully develop new products and services; each company’s ability to complete complementary acquisitions and dispositions that benefit each company; each company’s success establishing and maintaining collaborative, strategic alliance agreements with its industry partners, including the equity exchange and the contemplated alliance between each company; each company’s ability to comply with applicable regulations; each company’s ability to secure capital when needed; and the other risks and uncertainties described in each company’s prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and IQSTEL and Cycurion undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

Investor Relations Contact: Cycurion Investor Relations

ir@cycurion.com

(888) 341-6680

Media Relations Contact: Cycurion Communications

media@cycurion.com
(888) 341-6680